Exhibit 4.1

Execution Version

BUCKEYE PARTNERS, L.P.,

as Issuer

and

BRANCH BANKING AND TRUST COMPANY,

as Trustee

SUBORDINATED INDENTURE

Dated as of January 22, 2018

BUCKEYE PARTNERS, L.P.

CERTAIN SECTIONS OF THIS INDENTURE RELATING TO

SECTIONS 310 THROUGH 318, INCLUSIVE, OF THE

TRUST INDENTURE ACT OF 1939, AS AMENDED:

Trust Indenture Act Section Indenture Section
Section 310(a)(1)	6.09
(a)(2)	6.09
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	6.08; 6.10
Section 311(a)	6.13
(b)	6.13
Section 312(a)	7.01; 7.02
(b)	7.02
(c)	7.02
Section 313(a)	7.03
(b)	7.03
(c)	7.03
(d)	7.03
Section 314(a)	7.04
(a)(4)	10.04
(b)	Not Applicable
(c)(1)	1.02
(c)(2)	1.02
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.02
Section 315(a)	6.01, 6.03
(b)	6.02
(c)	6.01
(d)	6.01
(e)	5.14
Section 316(a)	1.01
(a)(1)(A)	5.02; 5.12
(a)(1)(B)	5.13
(a)(2)	Not Applicable
(b)	5.08
(c)	1.04
Section 317(a)(1)	5.03
(a)(2)	5.04
(b)	10.03
Section 318(a)	1.07

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

i

INDENTURE dated as of January 22, 2018, between BUCKEYE PARTNERS, L.P., a Delaware limited partnership (the “Partnership”), having its principal office at One Greenway Plaza, Suite 600, Houston, Texas 77046, and BRANCH BANKING AND TRUST COMPANY, a bank organized and existing under the laws of the state of North Carolina, as Trustee (the “Trustee”).

RECITALS OF THE PARTNERSHIP

The Partnership has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its subordinated unsecured debentures, notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series as in this Indenture provided.

All things necessary to make this Indenture a valid and legally binding agreement of the Partnership, in accordance with its terms, have been done.

This Indenture is subject to the provisions of the Trust Indenture Act that are required to be a part of this Indenture and, to the extent applicable, shall be governed by such provisions.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly, or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP, and, except as otherwise herein expressly provided, the term GAAP with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

(4) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(5) the words “Article” and “Section” refer to an Article and Section, respectively, of this Indenture.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.04.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Attributable Indebtedness”, when used with respect to any Sale-Leaseback Transaction, means, as at the time of determination, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale-Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease that is terminable by the lessee upon the payment of a penalty or other termination payment, such amount shall be the lesser of the amount determined assuming termination upon the first date such lease may be terminated (in which case the amount shall also include the amount of the penalty or termination payment, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the amount determined assuming no such termination.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors or the protection of creditors.

“Blockage Notice” has the meaning specified in Section 14.03.

“Board of Directors” means the board of directors of the General Partner, or the executive or any other committee of that board duly authorized to act in respect thereof. If the Partnership shall change its form of entity to other than a limited partnership, the references to officers or the Board of Directors of the General Partner shall mean the officers or the Board of Directors (or other comparable governing body) of the Partnership.

“Board Resolution” means a copy of a resolution certified by the Corporate Secretary of the General Partner, the principal financial officer of the General Partner or any other authorized officer of the General Partner or a person duly authorized by any of them, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day”, when used with respect to any Place of Payment or other location, means, except as otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or other location are authorized or obligated by law, executive order or regulation to close.

“Capital Interests” means any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

“Commission” means the Securities and Exchange Commission, from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Consolidated Net Tangible Assets” means, at any date of determination, the total amount of assets after deducting therefrom (x) all current liabilities (excluding (A) any current liabilities that by their terms are extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (B) current maturities of long-term debt), and (y) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth on the consolidated balance sheet of the Partnership and its consolidated subsidiaries for the Partnership’s most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office as of the date hereof is located at 223 West Nash Street, Wilson, NC 27893.

“Corporation” means a corporation, association, joint-stock company or business trust.

“covenant defeasance” has the meaning specified in Section 13.03.

“Debt” means any obligation created or assumed by any Person for the repayment of money borrowed, any purchase money obligation created or assumed by such Person, and any guarantee of the foregoing.

“Defaulted Interest” has the meaning specified in Section 3.07.

“Defeasance” has the meaning specified in Section 13.02.

“Definitive Security” means a Security other than a Global Security or a temporary Security.

“Depositary” means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 3.01, until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter shall mean or include each Person which is then a Depositary hereunder, and if at any time there is more than one such Person, shall be a collective reference to such Persons.

“Designated Senior Indebtedness” means any Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $100 million.

“Dollar” or “$” means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

“Event of Default” has the meaning specified in Section 5.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any statute successor thereto.

“Funded Debt” means all Debt maturing one year or more from the date of the creation thereof, all Debt directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and all Debt under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.

“General Partner” means Buckeye GP LLC, a Delaware limited liability company, and any successor thereto.

“Global Security” means a Security in global form that evidences all or part of the Securities of any series and is authenticated and delivered to, and registered in the name of, the Depositary for such Securities or a nominee thereof.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indebtedness” means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures of similar instruments or letters of credit (or reimbursement agreements in respect thereof), except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit) would appear as a liability upon a balance sheet of such Person prepared in accordance with generally accepted accounting principles.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument, and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 3.01.

“Interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Issue Date” means with respect to any series of Securities issued under this Indenture the date on which Securities of that series are initially issued under this Indenture.

“Lien” means any mortgage, lien, pledge, charge, security interest, or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Material Adverse Effect” shall mean (i) an impairment of the operation by the Partnership and its Restricted Subsidiaries of the pipeline systems of the Partnership and its Restricted Subsidiaries which materially adversely affects the manner in which such pipeline systems, taken as a whole, have been operated by the Partnership and its Restricted Subsidiaries (whether due to damage to, or a defect in the right, title or interest of the Partnership or any of its Restricted Subsidiaries in and to, any of the assets constituting such pipeline system or for any other reason) or (ii) a material decline in the financial condition or results of operations or business prospects of the Partnership and its Restricted Subsidiaries, taken as a whole, or (iii) an inability of the Partnership to make timely payments of principal and interest on the Securities, in each case as a result (whether or not simultaneous) of the occurrence of one or more events and/or the materialization or failure to materialize of one or more conditions and/or the taking of or failure to take one or more actions described in this Indenture by reference to a Material Adverse Effect.

“Notice of Default” means a written notice of the kind specified in Section 5.01(3).

“Officers’ Certificate” of a Person means a certificate signed by the Chairman of the Board, the Vice Chairman, the President or a Vice President, and by the Treasurer or the Secretary, of the Person, or if such Person is a partnership, of its general partner, and delivered to the Trustee. One of the officers or such other Persons (as applicable) signing an Officers’ Certificate given pursuant to Section 10.04 shall be the principal executive, financial or accounting officer of the Person, or if such Person is a partnership, of its general partner.

“Opinion of Counsel” means a written opinion of legal counsel, who may be an employee of or counsel for the Partnership, which opinion shall comply in all material respects with the provisions of Sections 1.02 and 1.03. Such counsel shall be acceptable to the Trustee, whose acceptance shall not be unreasonably withheld.

“Original Issue Discount Security” means any Security which provides for an amount less than the stated principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(1) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(2) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Partnership) in trust or set aside and segregated in trust by the Partnership (if the Partnership shall act as its own Paying Agent) for the Holders of such Securities; provided, that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3) Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Partnership; and

(4) Securities, except to the extent provided in Sections 13.02 and 13.03, with respect to which the Partnership has effected defeasance or covenant defeasance as provided in Article XIII;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (A) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof to such date pursuant to Section 5.02, (B) the principal amount of a Security denominated in one or more currencies or currency units other than U.S. dollars shall be the U.S. dollar equivalent of such currencies or currency units, determined in the manner provided as contemplated by Section 3.01 on the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent (as so determined) on the date of original issuance of such Security, of the amount determined as provided in Clause (A) above) of such Security, and (C) Securities owned by the Partnership or any other obligor upon the Securities or any Affiliate of the Partnership or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned as described in Clause (C) above which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Partnership or any other obligor upon the Securities or any Affiliate of the Partnership or of such other obligor.

“Pari Passu Debt” means any Funded Debt of the Partnership, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Funded Debt, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Funded Debt shall be subordinated in right of payment to the Securities.

“Partnership” means the Person named as the “Partnership” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Partnership” shall mean such successor Person.

“Partnership Request” or “Partnership Order” means a written request or order signed in the name of the Partnership by the Chairman of the Board, the Vice Chairman, the President or a Vice President of the General Partner, and by the Chief Financial Officer, Treasurer or Secretary of the General Partner, and delivered to the Trustee, or if the Partnership shall change its form of entity to other than a limited partnership, by Persons or officers, members, agents and the like positions comparable to those of the foregoing nature, as applicable.

“pay the Securities” has the meaning specified in Section 14.03.

“Paying Agent” means any Person authorized by the Partnership to pay the principal of or any premium or interest on any Securities on behalf of the Partnership.

“Payment Blockage Period” has the meaning specified in Section 14.03.

“Periodic Offering” means an offering of Securities of a series from time to time, the specific terms of which Securities, including, without limitation, the rate or rates of interest or formula for determining the rate or rates of interest thereon, if any, the Stated Maturity or Stated Maturities thereof, the original issue date or dates thereof, the redemption provisions, if any, with respect thereto, and any other terms specified as contemplated by Section 3.01 with respect thereto, are to be determined by the Partnership upon the issuance of such Securities.

“Permitted Liens” means (i) Liens upon rights-of-way for pipeline purposes; (ii) any statutory or governmental Lien or Lien arising by operation of law, or any mechanics’, repairmen’s, materialmen’s, suppliers’, carriers’, landlords’, warehousemen’s or similar Lien incurred in the ordinary course of business which is not yet due or which is being contested in good faith by appropriate proceedings and any undetermined Lien which is incidental to construction, development, improvement or repair; (iii) the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property; (iv) Liens of taxes and assessments which are (A) for the then current year, (B) not at the time delinquent, or (C) delinquent but the validity of which is being contested at the time by the Partnership or any Restricted Subsidiary in good faith; (v) Liens of, or to secure performance of, leases, other than capital leases; (vi) any Lien upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of judicial proceedings; (vii) any Lien upon property or assets acquired or sold by the Partnership or any Restricted Subsidiary resulting from the exercise of any rights arising out of defaults on receivables; (viii) any Lien incurred in the ordinary course of business in connection with workmen’s compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations; (ix) any Lien in favor of the Partnership or any Restricted Subsidiary; (x) any Lien in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof, to secure partial, progress, advance, or other payments pursuant to any contract or statute, or any Debt incurred by the Partnership or any Restricted Subsidiary for the purpose of financing all or any part of the purchase price of, or the cost of constructing, developing, repairing or improving, the property or assets subject to such Lien; (xi) any Lien securing industrial development, pollution control or similar revenue bonds; (xii) any Lien securing Debt of the Partnership or any Restricted Subsidiary, all or a portion of the net proceeds of which are used, substantially concurrent with the funding thereof (and for purposes of determining such “substantial concurrence,” taking into consideration, among other things, required notices to be given to Holders of outstanding securities under this Indenture (including the Securities) in connection with such refunding, refinancing or repurchase, and the required corresponding durations thereof), to refinance, refund or repurchase all outstanding securities under this Indenture (including the Securities), including the amount of all accrued interest thereon and reasonable fees and expenses and premium, if any, incurred by the Partnership or any Restricted Subsidiary in connection therewith; (xiii) Liens in favor of any Person to secure obligations under the provisions of any letters of credit, bank guarantees, bonds or surety obligations required or requested by any governmental authority in connection with any contract or statute; (xiv) any Lien upon or deposits of any assets to secure performance of bids, trade contracts, leases or statutory obligations; (xv) any Lien or privilege vested in any grantor, lessor or licensor or permittor for rent or other charges due or for any other obligations or acts to be performed, the payment of which rent or other charges or performance of which other obligations or acts is required under leases, easements, rights-of-way, leases, licenses; franchises, privileges, grants or permits, so long as payment of such rent or the performance of such other obligations or acts is not delinquent or the requirement for such payment or performance is being contested in good faith by appropriate proceedings; (xvi) defects and irregularities in the titles to any property which do not have a Material Adverse Effect; (xvii) easements, exceptions or reservations in any property of the Partnership or any of its Restricted Subsidiaries granted or reserved for the purpose of pipelines, roads, the removal of oil, gas, coal or other minerals, and other like purposes for the joint or common use of real property, facilities and equipment, which do not have a Material Adverse Effect; (xviii) rights reserved to or vested in any grantor, lessor, licensor, municipality or public authority to control or regulate any property of the Partnership or any of its Restricted Subsidiaries or to use any such property; provided, that the Partnership or such Restricted Subsidiary shall not be in default in respect of any material obligation

(except that the Partnership or such Restricted Subsidiary may be contesting any such obligation in good faith) to such grantor, lessor, licensor, municipality or public authority; and provided, further, that such control, regulation or use will not have a Material Adverse Effect; (xix) any obligations or duties to any municipality or public authority with respect to any lease, easement, right-of-way, license, franchise, privilege, permit or grant; or (xx) Liens or burdens imposed by any law or governmental regulation, including, without limitation, those imposed by environmental and zoning laws, ordinances, and regulations; provided, in each case, the Partnership or any of its Restricted Subsidiaries is not in default in any material obligation (except that the Partnership or such Restricted Subsidiary may be contesting any such obligation in good faith) to such Person in respect of such property; provided, further, that the existence of such Liens and burdens do not have a Material Adverse Effect.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, other entity, unincorporated organization or government, or any agency or political subdivision thereof.

“Place of Payment”, when used with respect to the Securities of any series, means, unless otherwise specifically provided for with respect to such series as contemplated by Section 3.01, the office or agency of the Partnership in The City of New York and such other place or places where, subject to the provisions of Section 10.02, the principal of and any premium and interest on the Securities of that series are payable as specified as contemplated by Section 3.01.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same Debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same Debt as the mutilated, destroyed, lost or stolen Security.

“Principal Property” means, whether owned or leased on the date of this Indenture or thereafter acquired, (i) any pipeline assets of the Partnership or any Subsidiary, including any related facilities employed in the transportation, distribution, storage or marketing of refined petroleum products, that are located in the United States of America or any territory or political subdivision thereof, and (ii) any processing or manufacturing plant or terminal owned or leased by the Partnership or any Subsidiary that is located in the United States or any territory or political subdivision thereof, except, in the case of either of the foregoing clauses (i) or (ii), (A) any such assets consisting of inventories, furniture, office fixtures and equipment (including data processing equipment), vehicles and equipment used on, or useful with, vehicles, and (B) any such assets, plant or terminal which, in the good faith opinion of the Board of Directors, is not material in relation to the activities of the Partnership or of the Partnership and its Subsidiaries, taken as a whole.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.01.

“Representative” means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

“Restricted Subsidiary” shall mean the Subsidiaries of the Partnership identified on Exhibit A as well as any Subsidiary of the Partnership formed after the date hereof that has not been designated by the Board of Directors, at its creation or acquisition, as an Unrestricted Subsidiary. The Partnership may thereafter redesignate an Unrestricted Subsidiary as a Restricted Subsidiary and it will thereafter be a Restricted Subsidiary; provided, that such Restricted Subsidiary may not thereafter be redesignated as an Unrestricted Subsidiary, and provided, further, that no Subsidiary may be designated as an Unrestricted Subsidiary at any time other than at its creation or acquisition.

“Sale-Leaseback Transaction” means the sale or transfer by the Partnership or any Subsidiary of any Principal Property to a Person (other than the Partnership or a Subsidiary) and the taking back by the Partnership or any Subsidiary, as the case may be, of a lease of such Principal Property.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

“Senior Indebtedness” means, unless otherwise provided with respect to the Securities of a series as contemplated by Section 3.01, (1) all Indebtedness of the Partnership, whether currently outstanding or hereafter issued, unless, by the terms of the instrument creating or evidencing such Indebtedness, it is provided that such Indebtedness is not superior in right of payment to the Securities or to other Indebtedness which is pari passu with or subordinated to the Securities and (2) any modifications, refunding, deferrals, renewals, or extensions of any such Indebtedness or securities, notes or other evidence of Indebtedness issued in exchange for such Indebtedness; provided that in no event shall “Senior Indebtedness” include (a) Indebtedness of the Partnership owed or owing to any Affiliate, (b) Indebtedness to trade creditors, (c) any liability for taxes owed or owing by the Partnership and (d) interest accruing after the filing of a petition initiating any proceeding referred to in Section 5.01(5) and Section 5.01(6) unless such interest is an allowed claim enforceable against the Partnership in a proceeding under federal or state bankruptcy laws.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof or, in the case of a partnership, more than 50% of the partners’ Capital Interests (considering all partners’ Capital Interests as a single class), is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or combination thereof.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as otherwise provided in Section 9.05; provided, however, that if the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean each Trustee with respect to Securities of that series.

“Unrestricted Subsidiary” shall mean the Subsidiaries of the Partnership identified on Exhibit A as well as any Subsidiary of the Partnership formed after the date hereof that has been designated by the Board of Directors as an “Unrestricted Subsidiary” at the time of its creation or acquisition; provided that no Debt or other obligation of such Unrestricted Subsidiary may be assumed or guaranteed by the Partnership or any Restricted Subsidiary, nor may any asset of the Partnership or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, become encumbered or otherwise subject to the satisfaction thereof.

“U.S. Government Obligations” means securities which are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged, or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, each of which are not callable or redeemable at the option of the issuer thereof.

“Vice President”, when used with respect to the Partnership, means any senior vice president or vice president of the General Partner, or when used with respect to the Trustee, means any vice president of the Trustee.

Section 1.02 Compliance Certificates and Opinions.

Upon any application or request by the Partnership to the Trustee to take any action under any provision of this Indenture, the Partnership shall furnish to the Trustee an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with. Each such certificate shall be given in the form of an Officers’ Certificate and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

Every Officers’ Certificate or Opinion of Counsel (except for certificates provided for in Section 10.04) shall include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03 Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate of an officer of the Partnership or the General Partner may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Partnership or the General Partner stating that the information with respect to such factual matters is in the possession of the Partnership or the General Partner, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04 Acts of Holders; Record Dates.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed (either physically or by means of a facsimile or an electronic transmission, provided that such electronic transmission is transmitted through the facilities of a Depositary) by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered (either physically or by means of a facsimile or an electronic transmission, provided that such electronic transmission is transmitted through the facilities of a Depositary) to the Trustee and, where it is hereby expressly required, to the Partnership. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 315 of the Trust Indenture Act) conclusive in favor of the Trustee and the Partnership, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership, principal amount and serial numbers of Securities held by any Person, and the date of commencement of such Person’s holding the same, shall be proved by the Security Register.

Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Partnership in reliance thereon, whether or not notation of such action is made upon such Security.

The Partnership may, in the circumstances permitted by the Trust Indenture Act, set any day as the record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders of Securities of such series. With regard to any record date set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date (or their duly appointed agents), and only such Persons, shall be entitled to give or take the relevant action, whether or not such Holders remain Holders after such record date. With regard to any action that may be given or taken hereunder only by Holders of a requisite principal amount of Outstanding Securities of any series (or their duly appointed agents) and for which a record date is set pursuant to this paragraph, the Partnership may, at its option, set an expiration date after which no such action purported to be given or taken by any Holder shall be effective hereunder unless given or taken on or prior to such expiration date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date (or their duly appointed agents). On or prior to any expiration date set pursuant to this paragraph, the Partnership may, on one or more occasions at its option, extend such date to any later date. Promptly after setting such record date or expiration date, or extension thereof, the Partnership shall notify in writing the Trustee and the Holder of Outstanding Securities of such series of any record date or expiration date, or extension thereof, so fixed. Nothing in this paragraph shall prevent any Holder (or any duly appointed agent thereof) from giving or taking, after any such expiration date, any action identical to, or, at any time, contrary to or different from, the action or purported action to which such expiration date relates, in which event the Partnership may set a record date in respect thereof pursuant to this paragraph. Nothing in this paragraph shall be construed to render ineffective any action taken at any time by the Holders (or their duly appointed agents) of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is so taken. Notwithstanding the foregoing or the Trust Indenture Act, the Partnership shall not set a record date for, and the provisions of this paragraph shall not apply with respect to, any notice, declaration or direction referred to in the next paragraph.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.02, if an Event of Default with respect to Securities of such series has occurred and is continuing and the Trustee shall not have given such a declaration to the Partnership, (iii) any request to institute proceedings referred to in Section 5.07(2) or (iv) any direction referred to in Section 5.12, in each case with respect to Securities of such series. Promptly after any record date is set pursuant to this paragraph, the Trustee shall notify in writing the Partnership and the Holders of Outstanding Securities of such series of any such record date so fixed and the proposed action. The Holders of Outstanding Securities of such series on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such notice, declaration or direction, whether or not such Holders remain Holders after such record date; provided that, unless such notice, declaration or direction shall have become effective by virtue of Holders of the requisite principal amount of Outstanding Securities of such series on such record date (or their duly appointed agents) having joined therein on or prior to the 90th day after such record date, such notice, declaration or direction shall automatically and without any action by any Person be cancelled and of no further effect. Nothing in this paragraph shall be construed to prevent a Holder (or a duly appointed agent thereof) from giving, before or after the expiration of such 90-day period, a notice, declaration or direction contrary to or different from, or, after the expiration of such period, identical to, the notice, declaration or direction to which such record date relates, in which event a new record date in respect thereof shall be set pursuant to this paragraph. Nothing in this paragraph shall be construed to render ineffective any notice, declaration or direction of the type referred to in this paragraph given at any time to the Trustee and the Partnership by Holders (or their duly appointed agents) of the requisite principal amount of Outstanding Securities of the relevant series on the date such notice, declaration or direction is so given.

Without limiting the foregoing, a Holder entitled hereunder to give or take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

Section 1.05 Notices, Etc., to Trustee and Partnership.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with;

(1) the Trustee by any Holder or by the Partnership shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be via facsimile) to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Department, or at any other address previously furnished in writing by the Trustee, or

(2) the Partnership by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing (which may be via facsimile) and mailed, first-class postage prepaid, to the Partnership addressed to it at One Greenway Plaza, Suite 600, Houston, Texas 77046, to the attention of the Corporate Secretary, or at any other address previously furnished in writing to the Trustee by the Partnership.

Section 1.06 Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid (if international mail, by air mail), to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 1.07 Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be. Wherever this Indenture refers to a provision of the Trust Indenture Act, such provision is incorporated by reference in and made a part of this Indenture. All terms used in this Indenture that are defined by the Trust Indenture Act, defined by the Trust Indenture Act referenced to another statute or defined by any rule of the Commission and not otherwise defined herein shall have the meanings ascribed to them thereby.

Section 1.08 Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.09 Successors and Assigns.

All covenants and agreements in this Indenture by the Partnership shall bind its successors and assigns, whether so expressed or not.

Section 1.10 Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11 Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and holders of Senior Indebtedness and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12 Governing Law.

This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York.

Section 1.13 Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of the Securities of any series which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue for the intervening period.

Section 1.14 Language of Notices, Etc.

Any request, demand, authorization, direction, notice, consent, waiver or Act required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Section 1.15 Non-Recourse to the General Partner; No Personal Liability of Officers, Directors, Employees or Partners.

Obligations of the Partnership under this Indenture and the Securities hereunder are non-recourse to the General Partner, and its respective Affiliates (other than the Partnership), and payable only out of cash flow and assets of the Partnership. The Trustee, and each Holder of a Security by its acceptance thereof, will be deemed to have agreed in this Indenture that (1) neither the General Partner nor its assets (nor any of its Affiliates, other than the Partnership, or their respective assets) shall be liable for any of the obligations of the Partnership under this Indenture or such Securities, and (2) no director, officer, employee, stockholder or unitholder, as such, of the Partnership, the Trustee, the General Partner or any Affiliate of any of the foregoing entities shall have any personal liability in respect of the obligations of the Partnership under this Indenture or such Securities by reason of his, her or its status.

ARTICLE II

SECURITY FORMS

Section 2.01 Forms Generally.

The Securities of each series shall be in substantially the form set forth in this Article, or in such other form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable tax laws or the rules of any securities exchange or automated quotation system on which the Securities of such series may be listed or traded or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by an authorized officer or other authorized Person on behalf of the Partnership and delivered to the Trustee at or prior to the delivery of the Partnership Order contemplated by Section 3.03 for the authentication and delivery of such Securities. Any form of Security approved by or pursuant to a Board Resolution must be acceptable as to form by the Trustee, such acceptance to be evidenced by the Trustee’s authentication of Securities in that form.

The Definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Section 2.02 Form of Face of Security.

[Insert any legend required by the United States Internal Revenue Code and the regulations thereunder.]

[If a Global Security, — insert legend required by Section 2.04 of the Indenture] [If applicable, insert — UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE PARTNERSHIP OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

BUCKEYE PARTNERS, L.P.

[TITLE OF SECURITY]

No.________ U.S. $_________

[CUSIP No.                 ]

BUCKEYE PARTNERS, L.P., a Delaware limited partnership (herein called the “Partnership”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________, or registered assigns, the principal sum of _______________ United States Dollars on _______________ [if the Security is to bear interest prior to Maturity, insert —, and to pay interest thereon from _______________, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on ______________ and ____________ in each year, commencing, at the rate of ___% per annum, until the principal hereof is paid or made available for payment [if applicable, insert — ______, and at the rate of ______% per annum on any overdue principal and premium and on any overdue installment of interest]. [If applicable, insert — The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month.] In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. A “Business Day” shall mean, when used with respect to any Place of Payment, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law, executive order or regulation to close. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the __________ or __________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of this series may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in such Indenture].

[If the Security is not to bear interest prior to Maturity, insert —

The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this Security shall bear interest at the rate of % per annum, which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of ____% per annum, which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

[If a Global Security, insert — Payment of the principal of [(and premium, if any)] and [if applicable, insert — any such] interest on this Security will be made by transfer of immediately available funds to a bank account in the United States of America designated by the Holder in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts [state other currency].]

[If a Definitive Security, insert — Payment of the principal of [(and premium, if any)] and [if applicable, insert — any such] interest on this Security will be made at the office or agency of the Partnership maintained for that purpose in, [in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts] [state other currency] [or subject to any laws or regulations applicable thereto and to the right of the Partnership (as provided in the Indenture) to rescind the designation of any such Paying Agent, at the [main] offices of _________________ in ________________ and _______________ in ___________________, or at such other offices or agencies as the Partnership may designate, by [United States Dollar] [state other currency] check drawn on, or transfer to a [United States Dollar] account maintained by the payee with, a bank in The City of New York (so long as the applicable Paying Agent has received proper transfer instructions in writing at least ____ days prior to the payment date)] [if applicable, insert —; provided, however, that payment of interest may be made at the option of the Partnership by [United States Dollar] [state other currency] check mailed to the addresses of the Persons entitled thereto as such addresses shall appear in the Security Register] [or by transfer to a [United States Dollar] [state other currency] account maintained by the payee with a bank in The City of New York [state other Place of Payment] (so long as the applicable Paying Agent has received proper transfer instructions in writing by the Record Date prior to the applicable Interest Payment Date)].]

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Partnership has caused this instrument to be duly executed.

BUCKEYE PARTNERS, L.P.,

By:	Buckeye GP LLC,
Its General Partner

By:
Name:
Title:

Dated:

Section 2.03 Form of Reverse of Security.

This Security is one of a duly authorized issue of securities of the Partnership (the “Securities”), issued and to be issued in one or more series under an Indenture dated as of January [22], 2018 (the “Indenture”), between the Partnership and Branch Banking and Trust Company, a bank organized and existing under the laws of the state of North Carolina, as Trustee (the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Partnership, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [if applicable, insert —, limited in aggregate principal amount to U.S.$].

[If applicable, insert — The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days’ notice by mail, [if applicable, insert — (1) on ____________ in each year, commencing with the year ______ and ending with the year _______ through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] at any time [if applicable, insert — on or after _____________,], as a whole or in part, at the election of the Partnership, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [if applicable, insert — on or before ________, ______%, and if redeemed] during the 12-month period beginning ______________ of the years indicated,

YEAR	REDEMPTION PRICE	YEAR	REDEMPTION PRICE

and thereafter at a Redemption Price equal to % of the principal amount, together in the case of any such redemption [if applicable, insert—(whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert--The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days’ notice by mail, (1) on ___________ in each year, commencing with the year ________ and ending with the year ________ through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [if applicable, insert--on or after _____________], as a whole or in part, at the election of the Partnership, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning ________ of the years indicated,

YEAR	REDEMPTION PRICE FOR REDEMPTION THROUGH OPERATION OF THE SINKING FUND	REDEMPTION PRICE FOR REDEMPTION OTHERWISE THAN THROUGH OPERATION OF THE SINKING FUND

and thereafter at a Redemption Price equal to ______% of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert--The sinking fund for this series provides for the redemption on _______ in each year beginning with the year _______ and ending with the year ________ of [if applicable, insert --not less than $____________ (“mandatory sinking fund”) and not more than] $______________ aggregate principal amount of Securities of this series. Securities of this series acquired or redeemed by the Partnership otherwise than through [if applicable, insert— mandatory] sinking fund payments may be credited against subsequent [if applicable, insert—mandatory] sinking fund payments otherwise required to be made [if applicable, insert --in the inverse order in which they become due].]

[If the Security is subject to redemption in part of any kind, insert--In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

[If applicable, insert--The Securities of this series are not redeemable prior to Stated Maturity.]

[If applicable, insert--The Indenture contains provisions for defeasance at any time of (1) the entire indebtedness of this Security or (2) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.]

[If the Security is not an Original Issue Discount Security, insert--If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

[If the Security is an Original Issue Discount Security, insert--If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to--insert formula for determining the amount. Upon payment (1) of the amount of principal so declared due and payable and (2) of interest on any overdue principal and overdue interest, all of the Partnership’s obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.]

The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Partnership, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Partnership and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Partnership and the Trustee with the consent of not less than the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series to be affected (voting as one class). The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding

Securities of all affected series (voting as one class), on behalf of the Holders of all Securities of such series, to waive compliance by the Partnership with certain provisions of the Indenture. The Indenture permits, with certain exceptions as therein provided, the Holders of a majority in principal amount of Securities of any series then Outstanding to waive past defaults under the Indenture with respect to such series and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and all holders of Securities of which this Security is a Predecessor Security, whether or not notation of such consent or waiver is made upon this or any other Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than a majority in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to the Trustee and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or [any premium or] interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Partnership, which is absolute and unconditional, to pay the principal of and [any premium and] interest on this Security at the times, place(s) and rate, and in the coin or currency, herein prescribed.

[If a Global Security, insert—This Global Security or portion hereof may not be exchanged for Definitive Securities of this series except in the limited circumstances provided in the Indenture.

The holders of beneficial interests in this Global Security will not be entitled to receive physical delivery of Definitive Securities except as described in the Indenture and will not be considered the Holders thereof for any purpose under the Indenture.]

[If a Definitive Security, insert--As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Partnership in [if applicable, insert— any place where the principal of and any premium and interest on this Security are payable] [if applicable, insert— The City of New York [, or, subject to any laws or regulations applicable thereto and to the right of the Partnership (limited as provided in the Indenture) to rescind the designation of any such transfer agent, at the [main] offices of __________ in _____________ and in _____________ or at such other offices or agencies as the Partnership may designate]], duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Partnership and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.]

The Securities of this series are issuable only in registered form without coupons in denominations of $______________ [state other currency] and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Partnership, the Trustee and any agent of the Partnership or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Partnership, the Trustee nor any such agent shall be affected by notice to the contrary.

Obligations of the Partnership under the Indenture and the Securities thereunder, including this Security, are non-recourse to Buckeye GP LLC (the “General Partner”) and its Affiliates (other than the Partnership), and payable only out of cash flow and assets of the Partnership. The Trustee, and each Holder of a Security by its acceptance hereof, will be deemed to have agreed in the Indenture that (1) neither the General Partner nor its assets (nor any of its Affiliates, other than the Partnership, or their respective assets) shall be liable for any of the obligations of the Partnership under the Indenture or such Securities, including this Security, and (2) no director, officer, employee, stockholder or unitholder, as such, of the Partnership, the Trustee, the General Partner or any Affiliate of any of the foregoing entities shall have any personal liability in respect of the obligations of the Partnership under the Indenture or such Securities by reason of his, her or its status.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

[If a Definitive Security, insert as a separate page—

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________ (Please Print or Typewrite Name and Address of Assignee) the within instrument of BUCKEYE PARTNERS, L.P. and does hereby irrevocably constitute and appoint ________________________ Attorney to transfer said instrument on the books of the within-named Partnership, with full power of substitution in the premises.

Please Insert Social Security or Other Identifying Number of Assignee:

(Signature)

Dated:

Signature Guarantee:

(Participant in a Recognized Signature Guaranty Medallion Program)

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.]

Section 2.04 Global Securities.

Every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

If Securities of a series are issuable in whole or in part in the form of one or more Global Securities, as contemplated by Section 3.01, then, notwithstanding Clause (9) of Section 3.01 and the provisions of Section 3.02, any Global Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced or increased, as the case may be, to reflect exchanges. Any endorsement of a Global Security to reflect the amount, or any reduction or increase in the amount, of Outstanding Securities represented thereby shall be made in such manner and upon instructions given by such Person or Persons as shall be specified therein or in a Partnership Order. Subject to the provisions of Sections 3.03, 3.04 and 3.05, the Trustee shall deliver and redeliver any Global Security in the manner and upon written instructions given by the Person or Persons specified therein or in the applicable Partnership Order. Any instructions by the Partnership with respect to endorsement or delivery or redelivery of a Global Security shall be in a Partnership Order (which need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel).

The provisions of the last sentence of Section 3.03 shall apply to any Security represented by a Global Security if such Security was never issued and sold by the Partnership and the Partnership delivers to the Trustee the Global Security together with a Partnership Order (which need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel) with regard to the reduction or increase, as the case may be, in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 3.03.

Section 2.05 Form of Trustee’s Certificate and Authorization.

The Trustee’s certificates of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

[Trustee], as Trustee

By:
Authorized Signatory

ARTICLE III

THE SECURITIES

Section 3.01 Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. The Securities of each series shall be subordinated in right of payment to all Senior Indebtedness with respect to such series as provided in Article XIV. There shall be established in or pursuant to a Board Resolution (and, subject to Section 3.03, to the extent established pursuant to rather than set forth in a Board Resolution, in an Officers’ Certificate or Partnership Order setting forth, or determining the manner of, such establishment) or established in one or more indentures supplemental hereto, prior to the issuance of Securities of each series,

(1) the title of the Securities of such series, including CUSIP numbers (which shall distinguish the Securities of such series from Securities of any other series);

(2) any limit upon the aggregate principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 3.04, 3.05, 3.06, 9.06 or 11.07 and except for any Securities which, pursuant to Section 3.03, are deemed never to have been authenticated and delivered hereunder);

(3) the Person to whom any interest on a Security of such series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(4) the date or dates on which the Securities will be issued and on which the principal of, and premium, if any, on the Securities of such series is payable or the method of determination thereof;

(5) the rate or rates at which the Securities of such series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any interest payable on any Interest Payment Date;

(6) the place or places where the principal of and any premium and interest on Securities of such series shall be payable, Securities of such series may be surrendered for registration of transfer, Securities of such series may be surrendered for exchange and notices, and demands to or upon the Partnership in respect of the Securities of such series and this Indenture may be served;

(7) the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of such series may be redeemed, in whole or in part, at the option of the Partnership or otherwise;

(8) the obligation, if any, of the Partnership to redeem or purchase Securities of such series pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(9) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of such series shall be issuable;

(10) whether payment of principal of and premium, if any, and interest, if any, on the Securities of such series shall be without deduction for taxes, assessments or governmental charges paid by Holders of such series;

(11) the currency, currencies or currency units in which payment of the principal of and any premium and interest on any Securities of such series shall be denominated, payable, redeemable or purchasable if other than the currency of the United States of America and the manner of determining the equivalent thereof in the currency of the United States of America for purposes of the definition of “Outstanding” in Section 1.01;

(12) if the amount of payments of principal of or any premium or interest on any Securities of such series may be determined with reference to an index, the manner in which such amounts shall be determined;

(13) if the principal of or any premium or interest on any Securities of such series is to be payable, at the election of the Partnership or a Holder thereof, in one or more currencies or currency units other than that or those in which the Securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

(14) the right, if any, of the Partnership to defer payments of interest by extending the interest payment periods and specify the duration of such extension, the Interest Payment Dates on which such interest shall be payable and whether and under what circumstances additional interest on amounts deferred shall be payable;

(15) if other than the principal amount thereof, the portion of the principal amount of Securities of such series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02;

(16) if and as applicable, that the Securities of such series shall be issuable in whole or in part in the form of one or more Global Securities (and whether in temporary or permanent global form) and, in such case, the Depositary or Depositaries for such Global Security or Global Securities and any circumstances other than those set forth in Section 3.05 in which any such Global Security may be transferred to, and registered and exchanged for Securities registered in the name of, a Person other than the Depositary for such Global Security or a nominee thereof and in which any such transfer may be registered;

(17) the relative degree, if any, to which Securities of such series shall be senior to or be subordinated to other series of Securities or other Indebtedness of the Partnership in right of payment, whether such other series of Securities or other Indebtedness is outstanding or not;

(18) any deletions from, modifications of or additions to the Events of Default set forth in Section 5.01 or the covenants of the Partnership set forth in Article X pertaining to the Securities of such series;

(19) (18) if and the terms and conditions upon which any Securities of such series may be converted into or exchanged for securities, which may include, without limitation, capital stock, of any class or series of the Partnership or any other issuer;

(20) if other than as provided in Sections 13.02 and 13.03, the terms and conditions upon which and the manner in which such series of Securities may be defeased or discharged;

(21) if other than the Trustee, the identity of the Security Registrar and any Paying Agent;

(22) any restrictions or other provisions with respect to the transfer or exchange of the Securities;

(23) any other terms of the Securities of such series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.01(4)); and

(24) the applicability, nonapplicability or variation of Article XIII with respect to the Securities of such Series.

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution or Officers’ Certificate referred to above or in any such indenture supplemental hereto.

Any such Board Resolution or Officers’ Certificate referred to above with respect to Securities of any series filed with the Trustee on or before the initial issuance of the Securities of such series shall be incorporated herein by reference with respect to Securities of such series and shall thereafter be deemed to be a part of the Indenture for all purposes relating to Securities of such series as fully as if such Board Resolution or Officers’ Certificate were set forth herein in full.

All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for increases in the aggregate principal amount of such series of Securities and issuances of additional Securities of such series or for the establishment of additional terms with respect to the Securities of such series. If any of the terms of the series are established by action taken by or pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by an authorized officer or other authorized person of the General Partner on behalf of the Partnership and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth, or providing the manner for determining, the terms of the series.

Section 3.02 Denominations.

The Securities of each series shall be issuable only in registered form without coupons in such denominations as shall be specified as contemplated by In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

Section 3.03 Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Partnership by the Chairman of the Board, Vice Chairman, Chief Executive Officer, President, Chief Financial Officer, or any Vice President of the General Partner and need not be attested. The signature of any of these officers on the Securities may be manual or facsimile. Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the General Partner shall bind the Partnership, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Partnership may deliver Securities of any Series executed by the Partnership to the Trustee for authentication, together with a Partnership Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Partnership Order shall authenticate and deliver such Securities; provided, however, that in the case of Securities offered in a Periodic Offering, the Trustee shall authenticate and deliver such Securities from time to time in accordance with such other procedures (including, without limitation, the receipt by the Trustee of oral or electronic instructions from the Partnership or its duly authorized agents, thereafter promptly confirmed in writing) acceptable to the Trustee as may be specified by or pursuant to a Partnership Order delivered to the Trustee prior to the time of the first authentication of Securities of such series. If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted by Sections 2.01 and 3.01, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, in addition to any Officers’ Certificate and Opinion of Counsel required to be furnished to the Trustee pursuant to Section 1.02, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating,

(1) The form and terms (or the manner of determining the terms) of such Securities have been established by or pursuant to Board Resolution as permitted by Section 2.01, that such form or forms have been established in conformity with the provisions of this Indenture;

(2) if the terms of such Securities have been, or in the case of Securities of a series offered in a Periodic Offering, will be, established by or pursuant to a Board Resolution as permitted by Section 3.01, that such terms have been, or in the case of Securities of a series offered in a Periodic Offering, will be, established in conformity with the provisions of this Indenture, subject, in the case of Securities of a series offered in a Periodic Offering, to any conditions specified in such Opinion of Counsel (which conditions are reasonably acceptable to the Trustee);

(3) that such Securities, when authenticated and delivered by the Trustee and issued by the Partnership in the manner and subject to any conditions specified in such Opinion of Counsel, which conditions are reasonably acceptable to the Trustee, will constitute valid and legally binding obligations of the Partnership enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and entitled to the benefits of this Indenture, equally and ratably with all other Securities, if any, of such Series Outstanding; and

(4) such other matters as the Trustee may reasonably request; and if the authentication and delivery relates to a new series of Securities created by an indenture supplemental hereto, also stating that all conditions precedent to the execution of the supplemental indenture with respect to that series of Securities have been complied with, the Partnership has the power to execute and deliver any such supplemental indenture and has taken all necessary action for those purposes and any such supplemental indenture has been executed and delivered and constitutes the legal, valid and binding obligation of the Partnership enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws and legal principles affecting creditors’ rights generally from time to time in effect and to general equitable principles, whether applied in an action at law or in equity).

If such form or forms or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Section 3.01 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 3.01 or the Partnership Order and Opinion of Counsel or Board Resolution or supplemental indenture otherwise required pursuant to such preceding paragraph at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

With respect to Securities of a series not to be originally issued at one time, the Trustee may rely upon the Opinion of Counsel and the other documents delivered pursuant to Sections 2.01 and 3.01 and this Section, as applicable, in connection with the first authentication of Securities of such series and any subsequent request by the Partnership to the Trustee to authenticate Securities of such series upon original issuance shall constitute a representation and warranty by the Partnership that as of the date of such request, the statements made in the Officers’ Certificate shall be true and correct as if made on such date.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Partnership, and the Partnership shall deliver such Security to the Trustee for cancellation as provided in Section 3.09 for all purposes of this Indenture, such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 3.04 Temporary Securities.

Pending the preparation of Definitive Securities of any series, the Partnership may execute, and upon receipt of the documents required by Section 3.03, together with a Partnership Order, the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities of any series are issued, the Partnership will cause Definitive Securities of that series to be prepared without unreasonable delay. After the preparation of Definitive Securities of such series, the temporary Securities of such series shall be exchangeable for Definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Partnership maintained pursuant to Section 10.02 for the purpose of exchanges of Securities of such series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Partnership shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more Definitive Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as Definitive Securities of such series and tenor.

Section 3.05 Registration, Registration of Transfer and Exchange.

The Partnership shall cause to be kept at an office or agency of the Security Registrar in The City of New York a register (the register maintained in such office or in any other office or agency of the Partnership in a Place of Payment being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Partnership shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed as the initial “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided and its corporate trust office which, at the date hereof, is located at 223 West Nash Street, Wilson, NC 27893, as the initial office or agency in The City of New York where the Security Register will be maintained. The Partnership may at any time replace such Security Registrar, change such office or agency or act as its own Security Registrar. The Partnership will give prompt written notice to the Trustee of any change of the Security Registrar or of the location of such office or agency. At all reasonable times the Security Register shall be available for inspection by the Trustee.

Upon surrender for registration of transfer of any Security of any series at the office or agency of the Partnership maintained pursuant to Section 10.02 for such purpose, the Partnership shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.

At the option of the Holder, Securities of any series (except a Global Security) may be exchanged for other Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Partnership shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Partnership, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Partnership or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Partnership and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Partnership may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04 or 11.07 not involving any transfer. Neither the Trustee nor the Partnership shall be required (1) to issue, register the transfer of or exchange Securities of any series (or of any series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of Securities of that series selected for redemption under Section 11.03 and ending at the close of business on the day of such mailing, or (2) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

Notwithstanding any other provision in this Indenture, no Global Security may be transferred to, or registered or exchanged for Securities registered in the name of, any Person other than the Depositary for such Global Security or any nominee thereof, and no such transfer may be registered, unless (1) such Depositary (A) notifies the Partnership that it is unwilling or unable to continue as Depositary for such Global Security or (B) has ceased to be a clearing agency registered under the Exchange Act, (2) the Partnership executes and delivers to the Trustee a Partnership order that such Global Security shall be so transferred, registrable and exchangeable, and such transfers shall be registrable, (3) there shall have occurred and be continuing an Event of Default with respect to the Securities evidenced by such Global Security or (4) there shall exist such other circumstances, if any, as have been specified for this purpose as contemplated by Section 3.01. Notwithstanding any other provision in this Indenture, a Global Security to which the restriction set forth in the preceding sentence shall have ceased to apply may be transferred only to, and may be registered and exchanged for Securities registered only in the name or names of, such Person or Persons as the Depositary for such Global Security shall have directed and no transfer thereof other than such a transfer may be registered.

Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security to which the restriction set forth in the first sentence of the preceding paragraph shall apply, whether pursuant to this Section, Section 3.04, 3.06, 9.06 or 11.07 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security.

Section 3.06 Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, together with such security or indemnity as may be required by the Partnership or the Trustee to save each of them and any agent of either of them harmless, the Partnership shall execute and upon its request the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously Outstanding.

If there shall be delivered to the Partnership and the Trustee (1) evidence to their satisfaction of the destruction, loss or theft of any Security and (2) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Partnership or the Trustee that such Security has been acquired by a bona fide purchaser, the Partnership shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously Outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Partnership in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Partnership may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Every new Security of any series issued pursuant to this Section in exchange for any mutilated Security or in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Partnership, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.07 Payment of Interest; Interest Rights Preserved.

Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Partnership, at its election in each case, as provided in Clause (1) or (2) below:

(1) The Partnership may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Partnership shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Partnership shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Partnership of such Special Record Date and, in the name and at the expense of the Partnership, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2) The Partnership may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which such Securities may be listed or traded, and upon such notice as may be required by such exchange, if, after written notice given by the Partnership to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security, shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 3.08 Persons Deemed Owners.

Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, prior to due presentment of a Security for registration of transfer, the Partnership, the Trustee and any agent of the Partnership or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 3.07) any interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and neither the Partnership, the Trustee nor any agent of the Partnership or the Trustee shall be affected by notice to the contrary.

No holder of any beneficial interest in any Global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Security, and such Depositary may be treated by the Partnership, the Trustee and any agent of the Partnership or the Trustee as the owner of such Global Security for all purposes whatsoever. None of the Partnership, the Trustee nor any agent of the Partnership or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 3.09 Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Partnership may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Partnership may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Partnership has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of in accordance with its customary procedures, and the Trustee shall thereafter deliver to the Partnership a certificate with respect to such disposition.

Section 3.10 Computation of Interest.

Except as otherwise specified as contemplated by Section 3.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.11 CUSIP Numbers.

The Partnership in issuing the Securities may use “CUSIP” numbers (in addition to the other identification numbers printed on the Securities), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such “CUSIP” numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such “CUSIP” numbers. The Partnership will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.01 Satisfaction and Discharge of Indenture.

This Indenture shall upon Partnership Request cease to be of further force or effect with respect to Securities of any series (except as to any surviving rights of registration of transfer or exchange of such Securities herein expressly provided for), and the Trustee, at the expense of the Partnership, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such Securities, when

(1) either

(a) all such Securities theretofore authenticated and delivered (other than (i)such Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06, and (ii) such Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Partnership and thereafter repaid to the Partnership or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(b) all such Securities not theretofore delivered to the Trustee for cancellation

(i) have become due and payable,

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Partnership, and the Partnership in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for this purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2) the Partnership has paid or caused to be paid all other sums payable hereunder by the Partnership with respect to such Securities including the Trustee’s reasonable fees and expenses incurred in connection with the performance of its duties hereunder, including its reasonable attorney’s fees; and

(3) the Partnership has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such Securities have been complied with. Notwithstanding the satisfaction and discharge of this Indenture with respect to Securities of any series, (x) the obligations of the Partnership to the Trustee under Section 6.07, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and the right of the Trustee to resign under Section 6.10 shall survive, and (y) if money shall have been deposited with the Trustee pursuant to subclause (b) of Clause (1) of this Section, the obligations of the Partnership and/or the Trustee under Sections 4.02, 6.06, 7.01 and 10.02 and the last paragraph of Section 10.03 shall survive.

Section 4.02 Application of Trust Money.

Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Partnership acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with the Trustee.

ARTICLE V

EVENTS OF DEFAULT; REMEDIES

Section 5.01 Events of Default.

“Event of Default”, wherever used herein with respect to Securities of any series (unless a Board Resolution, Partnership Order or Officers’ Certificate has been established or adopted prior to the issuance of any Securities of a series wherein one or more of the following events are deleted or modified as provided in Section 3.01), means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2) default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity; or

(3) default in the performance, or breach, of any term, covenant or warranty of the Partnership in this Indenture (other than a term, covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Partnership by the Trustee or to the Partnership and the Trustee by the Holders of at least a majority in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(4) default or defaults under one or more agreements, indentures or instruments under which the Partnership or any Subsidiary then has outstanding Indebtedness in excess of $100 million individually or in the aggregate and either (A) such Indebtedness is already due and payable in full or (B) such default results in the acceleration of the maturity of such Indebtedness; or

(5) the commencement by the Partnership of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Partnership in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Partnership or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or

(6) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Partnership in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Partnership a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Partnership under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Partnership or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(7) any other Event of Default provided with respect to Securities of that series.

Section 5.02 Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount of (or, if any of the Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof), and accrued but unpaid interest, if any, on all of the Securities of that series to be due and payable immediately, by a notice in writing to the Partnership (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Partnership and the Trustee, may rescind and annul such declaration and its consequences if

(1) the Partnership has paid or deposited with the Trustee a sum sufficient to pay

(a) all overdue interest on all Securities of that series,

(b) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities,

(c) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

(d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Section 5.03 Collection of Indebtedness and Suits for Enforcement by Trustee.

The Partnership covenants that if

(1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof, the Partnership will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.04 Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Partnership or any other obligor upon the Securities, their property or their creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 5.05 Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 5.06 Application of Money Collected.

Any money or property collected or to be applied by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 6.07;

SECOND: To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium and interest, respectively; and

THIRD: The balance, if any, to the Partnership.

Section 5.07 Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2) the Holders of not less than a majority in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered and, if requested, provided to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer and, if requested, provision of security or indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 5.08 Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 3.07) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 5.09 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Partnership, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12 Control by Holders.

The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series; provided, however, that

(1) such direction shall not be in conflict with any rule of law or with this Indenture;

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

(3) subject to the provisions of Section 6.01, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall determine that the proceeding so directed would involve the Trustee in personal liability or would otherwise be contrary to applicable law.

Section 5.13 Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except

(1) a continuing default in the payment of the principal of or any premium or interest on any Security of such series, or

(2) a default in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of principal of (or premium, if any) or interest on any Security held by such Holder on or after the respective Stated Maturities expressed by such Security (or, in the case of redemption or repayment, on or after the Redemption Date); and provided, further, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Partnership.

Section 5.15 Waiver of Usury, Stay or Extension Laws.

The Partnership covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Partnership (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VI

THE TRUSTEE

The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

Section 6.01 Certain Duties and Responsibilities.

(1) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent trustee would exercise or use under the circumstances in the conduct of its own affairs.

(2) Except during the continuance of an Event of Default,

(a) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied or read into this Indenture; and

(b) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Indenture (but need not confirm or investigate the genuineness of signatures thereto or the accuracy of mathematical calculations or other facts stated therein).

(3) The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(a) this Subsection does not limit the effect of Subsection (2) of this Section;

(b) the Trustee shall not be liable for any error of judgment made in good faith by a responsible officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders or a majority in principal amount of the Outstanding Securities of any series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

(d) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(4) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 6.02 Notice of Defaults.

If a Default occurs and is continuing with respect to the Securities of any series, the Trustee shall, within 90 days after it occurs, transmit, in the manner and to the extent provided in Section 3.13(c) of the Trust Indenture Act, notice of all uncured or unwaived Defaults known to it; provided, however, that, except in the case of a Default in payment on the Securities of any series, the Trustee shall be protected in withholding the notice if and so long as the board of directors, the executive committee or a trust committee of directors or responsible officers of the Trustee determine in good faith that withholding such notice is in the interests of Holders of Securities of such series; provided, further, however, that, in the case of any default or breach of the character specified in Section 5.01(3) with respect to the Securities of such series, no such notice to Holders shall be given until at least 60 days after the occurrence thereof.

Section 6.03 Certain Rights of Trustee.

Subject to the provisions of Section 6.01:

(1) the Trustee may rely on and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request, direction, order or demand of the Partnership mentioned herein shall be sufficiently evidenced by a Partnership Request or Partnership Order (or in the case of a Periodic Offering, as agreed in procedures set forth in a Partnership Order pursuant to Section 3.03) and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate and Opinion of Counsel;

(4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Partnership, personally or by agent or attorney at the sole cost of the Partnership and shall incur no liability or additional liability of any kind by reason of such investigation.;

(7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8) the Trustee may request that the Partnership deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(9) the Trustee shall not be deemed to have notice of any Event of Default unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture; and

(10) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

Section 6.04 Individual Rights of Trustee.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Partnership, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.09 and 6.14, may otherwise deal with the Partnership with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 6.05 Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Partnership.

Section 6.06 Reports by Trustee to Holders.

Within 60 days after each February 15 beginning with the February 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such February 15 that complies with Trust Indenture Act Section 313(a) if such report is required by such Trust Indenture Act Section 313(a). The Trustee also shall comply with Trust Indenture Act Sections 313(b) and 313(c).

The Partnership shall promptly notify the Trustee in writing if the Securities of any series become listed on any stock exchange or automatic quotation system.

A copy of each report at the time of its mailing to Holders shall be mailed to the Partnership and filed with the Commission and each stock exchange, if any, on which the Securities are listed.

Section 6.07 Compensation and Indemnity.

The Partnership agrees:

(1) to pay to the Trustee from time to time reasonable and customary compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), which compensation may be set forth in a separate Letter Agreement between the Partnership and the Trustee;

(2) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or bad faith; and

(3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Partnership promptly in writing of any claim asserted against the Trustee for which it may seek indemnity. The Partnership shall defend the claim and the Trustee shall provide reasonable cooperation at the Partnership’s expense in the defense. The Trustee may have separate counsel and the Partnership shall pay the reasonable fees and expenses of such counsel. The Partnership need not pay for any settlement made without its written consent which consent shall not be unreasonably withheld or delayed. The Partnership need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee as determined by a court of competent jurisdiction to have been caused by its own gross negligence, bad faith or willful misconduct.

The obligations of the Partnership under this Section to compensate the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Without limiting any rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(5) or Section 5.01(6), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any applicable Bankruptcy Law.

The Partnership’s obligations under this Section 6.07 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Partnership’s obligations pursuant to Article IV of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

Section 6.08 Disqualification; Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 6.09 Corporate Trustee Required; Eligibility.

There shall at all times be one or more Trustees hereunder with respect to the Securities of each series, at least one of which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus required by the Trust Indenture Act. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.10 Resignation and Removal; Appointment of Successor.

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Partnership. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Partnership. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the removed Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If at any time:

(1) the Trustee shall fail to comply with Section 6.08 after written request therefor by the Partnership or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Partnership or by any such Holder, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Partnership, acting pursuant to the authority of a Board Resolution, may remove the Trustee with respect to all Securities, or (B) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Partnership, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Partnership and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Partnership. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Partnership or the Holders and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Partnership shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 1.06.

Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 6.11 Acceptance of Appointment by Successor.

(1) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Partnership and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Partnership or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(2) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Partnership, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (A) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (B) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (C) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees as co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, but, on request of the Partnership or any successor Trustee, such retiring Trustee shall, upon payment of its charges, duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(3) Upon request of any such successor Trustee, the Partnership shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (1) or (2) of this Section, as the case may be.

(4) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.12 Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 6.13 Preferential Collection of Claims Against Partnership.

If and when the Trustee shall be or become a creditor of the Partnership or any other obligor upon the Securities, the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Partnership or any such other obligor.

Section 6.14 Appointment of Authenticating Agent.

The Trustee (upon notice to the Partnership) may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue (in accordance with procedures acceptable to the Trustee) and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Partnership and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of such Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Partnership. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Partnership. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Partnership. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

Except with respect to an Authenticating Agent appointed at the request of the Partnership, the Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

[Trustee], as Trustee

By:
As Authenticating Agent

By:
Authorized Signatory

ARTICLE VII

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND PARTNERSHIP

Section 7.01 Partnership to Furnish Trustee Names and Addresses of Holders.

The Partnership will furnish or cause to be furnished to the Trustee

(1) semi-annually, not more than 15 days after each Regular Record Date, a list for each series of Securities, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of such series as of the preceding Regular Record Date, and

(2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Partnership of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Security Registrar for Securities of a series, no such list need be furnished with respect to such series of Securities.

Section 7.02 Preservation of Information; Communications to Holders.

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

The rights of the Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

Every Holder of Securities, by receiving and holding the same, agrees with the Partnership and the Trustee that neither the Partnership nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to the names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 7.03 Reports by Trustee.

The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Partnership. The Partnership will notify the Trustee when any Securities are listed on any stock exchange.

Section 7.04 Reports by Partnership.

(1) The Partnership shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Partnership’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

ARTICLE VIII

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 8.01 Partnership May Consolidate, Etc., Only on Certain Terms.

The Partnership shall not consolidate with or merge into any other Person or sell, lease or transfer its properties and assets as, or substantially as, an entirety to, any Person, unless:

(1) (A) in the case of a merger, the Partnership is the surviving entity, or (B) the Person formed by such consolidation or into which the Partnership is merged or the Person which acquires by sale or transfer, or which leases, all or substantially all of the properties and assets of the Partnership as, or substantially as, an entirety must expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Partnership under this Indenture and the Securities;

(2) the surviving entity or successor Person is a Person organized and existing under the laws of the U.S., any State thereof or the District of Columbia;

(3) immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1) above, no Event of Default shall have occurred or be continuing; and

(4) if a supplemental indenture is required in connection with such transaction, the Partnership has delivered to the Trustee an Officers’ Certificate stating that such consolidation, merger, assignment, sale, transfer or lease and such supplemental comply with this Article VIII and that all conditions precedent herein provided relating to such transaction have been satisfied.

Section 8.02 Successor Substituted.

Upon any consolidation of the Partnership with, or merger of the Partnership into, any other Person or any sale, transfer or lease of the properties and assets of the Partnership as, or substantially as, an entirety in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Partnership is merged or to which such sale, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Partnership under this Indenture with the same effect as if such successor Person had been named originally as the Partnership herein. When a successor Person duly assumes all of the obligations of the Partnership pursuant hereto and pursuant to the Securities, the predecessor shall be relieved of the performance and observance of all obligations and covenants of this Indenture and the Securities, including but not limited to the obligation to make payment of the principal of and interest, if any, on all the Securities then outstanding, and the Partnership may thereupon or any time thereafter be liquidated and dissolved.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.01 Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Partnership, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any one or more of the following purposes:

(1) to secure the Securities pursuant to the requirements of Article X or otherwise;

(2) to evidence the succession of another Person to the Partnership under this Indenture and the Securities and the assumption by any such successor Person of the obligations of the Partnership hereunder and under the Securities;

(3) to add covenants of the Partnership for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included for the benefit of such series) or to surrender any right or power herein conferred upon the Partnership provided such action does not adversely affect the interests of the Holders;

(4) to add any additional Events of Default;

(5) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

(6) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding; or

(7) to establish the forms or terms of the Securities of any series issued pursuant to the terms hereof;

(8) to cure any ambiguity or correct any inconsistency in this Indenture;

(9) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11;

(10) to qualify this Indenture under the Trust Indenture Act;

(11) to provide for uncertificated securities in addition to certificated securities;

(12) to supplement any provisions of this Indenture necessary to permit or facilitate the defeasance and discharge of any series of Securities, provided that such action does not adversely affect the interests of the Holders of Securities of such series or any other series; and

(13) to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the Securities may be listed or traded.

Section 9.02 Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of all Outstanding Securities affected by such supplemental indenture (voting as one class), the Partnership and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture, or modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or premium, if any, on or the rate of interest or the method of computation of interest;

(2) reduce the percentage in principal amount of Securities required for any such supplemental indenture or for any waiver provided for in this Indenture;

(3) change the Partnership’s obligation to maintain an office or agency for payment of Securities and the other matters specified herein;

(4) impair the right to institute suit for the enforcement of any payment of principal of, premium, if any, or interest on, any Security; or

(5) modify any of the provisions of this Indenture relating to the execution of supplemental indentures with the consent of Holders of Securities which are discussed in this Section or modify any provisions relating to the waiver by Holders of Securities of past defaults and covenants, except to increase any required percentage or to provide that other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 6.11 and 9.01(9).

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.03 Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.04 Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.05 Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.06 Effect on Senior Indebtedness.

No supplemental indenture shall directly or indirectly modify or eliminate the provisions of Article XIV in any manner which might terminate or impair the subordination of the Securities of any series to Senior Indebtedness with respect to such series without the prior written consent of the holders of such Senior Indebtedness.

Section 9.07 Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Partnership shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Partnership, to any such supplemental indenture may be prepared and executed by the Partnership and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE X

COVENANTS

Section 10.01 Payment of Principal, Premium and Interest.

The Partnership covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of and any premium and interest on the Securities of that series in accordance with the terms of the Securities of that series and this Indenture. An installment of principal, premium, if any, or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Partnership or an Affiliate of the Partnership) holds for the benefit of the Holders, on that date, immediately available funds deposited and designated for and sufficient to pay the installment.

Section 10.02 Maintenance of Office or Agency.

The Partnership shall maintain in the Place of Payment for any series of Securities, an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Partnership in respect of the Securities of that series and this Indenture may be served. The Partnership shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Partnership shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Partnership hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Partnership may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Partnership of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Partnership shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Except as otherwise specified with respect to a series of Securities as contemplated by Section 3.01, the Partnership hereby initially designates as the Place of Payment for each series of Securities The City of New York, and initially appoints the Trustee Paying Agent at its corporate trust office located at 223 West Nash Street, Wilson, NC 27893, as the Partnership’s office or agency for each such purpose in such city.

Section 10.03 Money for Securities Payments to Be Held in Trust.

If the Partnership or any of its Subsidiaries shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Partnership shall have one or more Paying Agents for any series of Securities, it will, on or prior to each due date of the principal of or any premium or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Partnership will promptly notify the Trustee in writing of its action or failure so to act.

The Partnership will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (2) during the continuance of any default by the Partnership (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.

The Partnership may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Partnership Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Partnership or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Partnership or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent in trust for the payment of the principal of or any premium or interest on any Security of any series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the state whose escheat laws control and the Trustee or any Paying Agent shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the state whose escheat laws control for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Partnership as trustee thereof, shall thereupon cease.

Section 10.04 Statement by Officers as to Default.

The Partnership will deliver to the Trustee, within 150 days after the end of each fiscal year of the Partnership ending after the date hereof, an Officers’ Certificate, stating whether or not to the best knowledge of the signer thereof the Partnership is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Partnership shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 10.05 Existence.

Subject to Article VIII, the Partnership will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and material franchises; provided, however, that the Partnership shall not be required to preserve any such right or franchise if it shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Partnership.

Section 10.06 Limitations on Liens.

The Partnership will not, nor will it permit any Restricted Subsidiary to, create, assume, incur or suffer to exist any Lien upon any Principal Property, or upon any Capital Interests of any Restricted Subsidiary owning or leasing any Principal Property, whether owned or leased on the date of this Indenture or thereafter acquired, to secure any Debt of the Partnership or any other Person (other than the Securities issued hereunder), without in any such case making effective provision whereby all of the Securities Outstanding hereunder shall be secured equally and ratably with, or prior to, such Debt so long as such Debt shall be so secured. This restriction shall not apply to:

(1) Permitted Liens;

(2) any Lien upon any property or assets created at the time of acquisition of such property or assets by the Partnership or any Restricted Subsidiary or within one year after such time to secure all or a portion of the purchase price for such property or assets or Debt incurred to finance such purchase price, whether such Debt was incurred prior to, at the time of or within one year after the date of such acquisition;

(3) any Lien upon any property or assets to secure all or part of the cost of construction, development, repair or improvements thereon or to secure Debt incurred prior to, at the time of, or within one year after completion of such construction, development, repair or improvements or the commencement of full operations thereof (whichever is later), to provide funds for any such purpose;

(4) any Lien upon any property or assets existing thereon at the time of the acquisition thereof by the Partnership or any Restricted Subsidiary (whether or not the obligations secured thereby are assumed by the Partnership or any Restricted Subsidiary); provided, however, that such Lien only encumbers the property or assets so acquired;

(5) any Lien upon any property or assets of a Person existing thereon at the time such Person becomes a Restricted Subsidiary by acquisition, merger or otherwise; provided, however, that such Lien only encumbers the property or assets of such Person at the time such Person becomes a Restricted Subsidiary;

(6) any Lien upon any property or assets of the Partnership or any Restricted Subsidiary in existence on the Issue Date or provided for pursuant to agreements existing on the Issue Date;

(7) Liens imposed by law or order as a result of any proceeding before any court or regulatory body that is being contested in good faith, and Liens which secure a judgment or other court-ordered award or settlement in an aggregate amount not in excess of $1,000,000 as to which the Partnership or the applicable Restricted Subsidiary, as the case may be, has not exhausted its appellate rights;

(8) any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancing, refunding or replacements) of Liens, in whole or in part, referred to in Clauses (1) through (8), inclusive, of this Section; provided, however, that any such extension, renewal, refinancing, refunding or replacement Lien shall be limited to the property or assets covered by the Lien extended, renewed, refinanced, refunded or replaced and that the obligations secured by any such extension, renewal, refinancing, refunding or replacement Lien shall be in an amount not greater than the amount of the obligations secured by the Lien extended, renewed, refinanced, refunded or replaced and any expenses of the Partnership and its Restricted Subsidiaries (including any premium) incurred in connection with such extension, renewal, refinancing, refunding or replacement; or

(9) any Lien resulting from the deposit of moneys or evidence of indebtedness in trust for the purpose of defeasing Debt of the Partnership or any Restricted Subsidiary.

Notwithstanding the foregoing provisions of this Section, the Partnership may, and may permit any Restricted Subsidiary to, create, assume, incur or suffer to exist any Lien upon any Principal Property to secure Debt of the Partnership or any Person (other than the Securities) that is not excepted by Clauses (1) through (9), inclusive, of this Section without securing the Securities issued hereunder, provided that the aggregate principal amount of all Debt then outstanding secured by such Lien and all similar Liens, together with all Attributable Indebtedness from Sale-Leaseback Transactions (excluding Sale-Leaseback Transactions permitted by Clauses (1) through (4), inclusive, of), does not exceed 10% of Consolidated Net Tangible Assets.

Section 10.07 Restriction of Sale-Leaseback Transaction.

The Partnership will not, and will not permit any Subsidiary to, engage in a Sale-Leaseback Transaction, unless:

(1) such Sale-Leaseback Transaction occurs within one year from the date of completion of the acquisition of the Principal Property subject thereto or the date of the completion of construction, development or substantial repair or improvement, or commencement of full operations on such Principal Property, whichever is later;

(2) the Sale-Leaseback Transaction involves a lease for a period, including renewals, of not more than three years;

(3) the Attributable Indebtedness from that Sale-Leaseback Transaction is an amount equal to or less than the amount the Partnership or such Subsidiary would be allowed to incur as Debt secured by a Lien on the Principal Property subject thereto without equally and ratably securing the Securities; or

(4) the Partnership or such Subsidiary, within a one-year period after such Sale-Leaseback Transaction, applies or causes to be applied an amount not less than the net sale proceeds from such Sale-Leaseback Transaction to (A) the prepayment, repayment, redemption, reduction or retirement of any Pari Passu Debt of the Partnership or any Subsidiary, or (B) the expenditure or expenditures for Principal Property used or to be used in the ordinary course of business of the Partnership or its Subsidiaries.

Notwithstanding the foregoing provisions of this Section, the Partnership may, and may permit any Subsidiary to, effect any Sale-Leaseback Transaction that is not excepted by Clauses (1) through (4), inclusive, of this Section, provided that the Attributable Indebtedness from such Sale-Leaseback Transaction, together with the aggregate principal amount of then outstanding Debt (other than the Securities) secured by Liens upon Principal Properties not excepted by Clauses (1) through (9), inclusive, of Section 10.06, do not exceed 10% of the Consolidated Net Tangible Assets.

Section 10.08 Waiver of Certain Covenants.

The Partnership may omit in any particular instance to comply with any term, provision or condition set forth in Section 10.05, 10.06 or 10.07 with respect to the Securities of any series if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of all affected series (voting as one class) shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Partnership and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

A waiver which changes or eliminates any term, provision or condition of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such term, provision or condition, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

ARTICLE XI

REDEMPTION OF SECURITIES

Section 11.01 Applicability of Article.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for Securities of any series) in accordance with this Article.

Section 11.02 Election to Redeem; Notice to Trustee.

The election of the Partnership to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Partnership of less than all the Securities of any series, the Partnership shall, at least 60 days prior to the Redemption Date fixed by the Partnership (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities (1) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, or (2) pursuant to an election of the Partnership which is subject to a condition specified in the terms of such Securities, the Partnership shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction or condition.

Section 11.03 Selection by Trustee of Securities to be Redeemed.

If less than all the Securities of any series are to be redeemed (unless all the Securities of such series and of a specified tenor are to be redeemed), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which complies with any securities exchange or other applicable requirements for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series.

The Trustee shall promptly notify the Partnership in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 11.04 Notice of Redemption.

Notice of redemption shall be given by first-class mail (if international mail, by air mail), postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

All notices of redemption shall state:

(1) the Redemption Date,

(2) the Redemption Price,

(3) if less than all the Outstanding Securities of any series and of a specified tenor are to be redeemed, the identification (and, in the case of partial redemption of any Securities, the principal amounts) of the particular Securities to be redeemed,

(4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date, the place or places where such Securities are to be surrendered for payment of the Redemption Price,

(5) that the redemption is for a sinking fund, if such is the case; and

(6) applicable CUSIP numbers.

Notice of redemption of Securities to be redeemed at the election of the Partnership shall be given by the Partnership or, at the Partnership’s request, by the Trustee in the name and at the expense of the Partnership and shall be irrevocable.

Section 11.05 Deposit of Redemption Price.

On or prior to 10:30 a.m. New York City Time on any Redemption Date, the Partnership shall deposit with the Trustee or with a Paying Agent (or, if the Partnership is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

Section 11.06 Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Partnership shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Partnership at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 3.01, installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 11.07 Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Partnership or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Partnership and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Partnership shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE XII

SINKING FUNDS

Section 12.01 Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 3.01 for Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.02. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

Section 12.02 Satisfaction of Sinking Fund Payments with Securities.

The Partnership (1) may deliver Outstanding Securities of a series (other than any previously called for redemption), and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Partnership pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 12.03 Redemption of Securities for Sinking Fund.

Not less than 45 days prior to each sinking fund payment date for any series of Securities (unless a shorter period shall be satisfactory to the Trustee), the Partnership will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 12.02 and stating the basis for such credit and that such Securities have not been previously so credited, and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Partnership in the manner provided in Section 11.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.06 and 11.07.

ARTICLE XIII

DEFEASANCE

Section 13.01 Applicability of Article.

The provisions of this Article shall be applicable to each series of Securities except as otherwise specified as contemplated by Section 3.01 for Securities of such series.

Section 13.02 Legal Defeasance.

In addition to discharge of the Indenture pursuant to Section 4.01, the Partnership shall be deemed to have paid and discharged the entire indebtedness on all the Securities of such a series on the 91st day after the date of the deposit referred to in Clause (1) below, and the provisions of this Indenture with respect to the Securities of such series shall no longer be in effect (except as to (i) rights of registration of transfer and exchange of Securities of such series and the Partnership’s right of optional redemption, if any, (ii) substitution of mutilated, destroyed, lost or stolen Securities, (iii) rights of Holders of Securities to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor or on the specified redemption dates therefor (but not upon acceleration), and remaining rights of the holders to receive mandatory sinking fund payments, if any, (iv) the rights, obligations, duties and immunities of the Trustee hereunder, and the Partnership’s obligations in connection therewith (including, but not limited to, Section 6.07), (v) the rights, if any, to convert or exchange the Securities of such series, (vi) the rights of the Holders of Securities of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, and (vii) the obligations of the Partnership under Section 10.02), and the Trustee, at the expense of the Partnership, shall, upon a Partnership Request, execute proper instruments acknowledging the same, if the conditions set forth below are satisfied (hereinafter, “defeasance”):

(1) The Partnership has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust, for the purposes of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series (A) cash in an amount, or (B) in the case of any series of Securities the payments on which may only be made in legal coin or currency of the United States, U.S. Government Obligations, maturing as to principal and interest at such times and in such amounts as will insure the availability of cash, or (C) a combination thereof, certified to be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (i) the principal and interest and premium, if any, on all Securities of such series on each date that such principal, interest or premium, if any, is due and payable or on any Redemption Date established pursuant to Clause (3) below, and (ii) any mandatory sinking fund payments on the dates on which such payments are due and payable in accordance with the terms of the Indenture and the Securities of such series;

(2) The Partnership has delivered to the Trustee an Opinion of Counsel based on the fact that (A) the Partnership has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and such opinion shall confirm that, the Holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred;

(3) If the Securities are to be redeemed prior to Stated Maturity (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made;

(4) No Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit;

(5) Such defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act);

(6) Such defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Partnership is a party or by which it is bound;

(7) Such defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder; and

(8) The Partnership has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this provision have been complied with.

For this purpose, such defeasance means that the Partnership and any other obligor upon the Securities of such series shall be deemed to have paid and discharged the entire debt represented by the Securities of such series, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 13.04 and the rights and obligations referred to in Clauses (i) through (vii), inclusive, of the first paragraph of this Section, and to have satisfied all its other obligations under the Securities of such series and this Indenture insofar as the Securities of such series are concerned.

Section 13.03 Covenant Defeasance.

The Partnership and any other obligor, if any, shall be released on the date of the deposit referred to in Clause (1) below from its obligations under Sections 7.04, 8.01, 10.05, 10.06 and 10.07 with respect to the Securities of any series on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”), and the Securities of such series shall thereafter be deemed to be not “Outstanding” for the purposes of any request, demand, authorization, direction, notice, waiver, consent or declaration or other action or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed Outstanding for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Securities of such series, the Partnership may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly by reason of any reference elsewhere herein to such Section or by reason of any reference in such Section to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01, but, except as specified above, the remainder of this Indenture and the Securities of such series shall be unaffected thereby. The following shall be the conditions to application of this Section 13.03:

(1) The Partnership has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series, (A) cash in an amount, or (B) in the case of any series of Securities the payments on which may only be made in legal coin or currency of the United States, U.S. Government Obligations, maturing as to principal and interest at such times and in such amounts as will insure the availability of cash, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (i) the principal and interest and premium, if any, on all Securities of such series on each date that such principal, interest or premium, if any, is due and payable or on any Redemption Date established pursuant to Clause (2) below, and (ii) any mandatory sinking fund payments on the day on which such payments are due and payable in accordance with the terms of the Indenture and the Securities of such series;

(2) If the Securities are to be redeemed prior to Stated Maturity (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made;

(3) No Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit;

(4) The Partnership has delivered to the Trustee an Opinion of Counsel which shall confirm that the Holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such deposit and covenant defeasance had not occurred;

(5) Such covenant defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act);

(6) Such covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Partnership is a party or by which it is bound;

(7) Such covenant defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder; and

(8) The Partnership has delivered to the Trustee an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent provided for relating to the covenant defeasance contemplated by this provision have been complied with.

Section 13.04 Application by Trustee of Funds Deposited for Payment of Securities.

Subject to the provisions of the last paragraph of Section 10.03, all moneys or U.S. Government Obligations deposited with the Trustee pursuant to Section 13.02 or 13.03 (and all funds earned on such moneys or U.S. Government Obligations) shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Partnership acting as its own Paying Agent), to the Holders of the particular Securities of such series for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such money need not be segregated from other funds except to the extent required by law. Subject to Sections 13.02 and 13.03, the Trustee shall promptly pay to the Partnership upon Partnership Order any moneys held by it at any time, which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the Trustee, are in excess of the amounts required to effect the defeasance with respect to the Outstanding Securities in question.

Section 13.05 Repayment to Partnership.

The Trustee and any Paying Agent promptly shall pay or return to the Partnership upon Partnership Request any money and U.S. Government Obligations held by them at any time that are not required for the payment of the principal of and any interest on the Securities of any series for which money or U.S. Government Obligations have been deposited pursuant to Section 13.02 or 13.03, which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the Trustee, are in excess of the amounts required to effect the defeasance with respect to the Outstanding Securities in question.

The provisions of the last paragraph of Section 10.03 shall apply to any money held by the Trustee or any Paying Agent under this Article that remains unclaimed for two years after the Maturity of any series of Securities for which money or U.S. Government Obligations have been deposited pursuant to Section 13.02 or 13.03.

Section 13.06 Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Partnership under this Indenture and the Securities of the applicable series shall be revived and reinstated as though no deposit had occurred pursuant to this Indenture until such time as the Trustee or the Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article; provided, however, that if the Partnership has made any payment of principal of or interest on any Securities of such series because of the reinstatement of its obligations, the Partnership shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or the Paying Agent.

ARTICLE XIV

SUBORDINATION OF SECURITIES

Section 14.01 Agreement to Subordinate.

Each Holder by accepting a Security agrees that the Indebtedness evidenced by such Security is subordinated in right of payment, to the extent and in the manner provided in this Article XIV, to the prior payment of all Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness. All provisions of this Article XIV shall be subject to Section 14.12.

Section 14.02 Liquidation, Dissolution, Bankruptcy.

Upon any payment or distribution of the assets of the Partnership to creditors upon a total or partial liquidation or a total or partial dissolution of the Partnership or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Partnership or its property:

(1) holders of Senior Indebtedness of the Partnership shall be entitled to receive payment in full in cash of such Senior Indebtedness (including interest (if any), accruing on or after the commencement of a proceeding in bankruptcy, whether or not allowed as a claim against the Partnership in such bankruptcy proceeding) before Holders of Securities from the Partnership shall be entitled to receive any payment of principal of, or premium, if any, or interest on, the Securities; and

(2) until the Senior Indebtedness is paid in full, any distribution to which Holders of Securities would be entitled but for this Article XIV shall be made to holders of Senior Indebtedness of the Partnership as their interests may appear, except that such Holders may receive shares of stock and any debt securities that are subordinated to Senior Indebtedness of the Partnership to at least the same extent as the Securities of the Partnership.

Section 14.03 Default on Senior Indebtedness.

The Partnership may not pay the principal of, or premium, if any, or interest on, the Securities or make any deposit pursuant to Article IV and may not repurchase, redeem or otherwise retire (except, in the case of Securities that provide for a mandatory sinking fund pursuant to Section 12.01, by the delivery of Securities by the Partnership to the Trustee pursuant to Section 12.03) any Securities (collectively, “pay the Securities”) if (a) any principal, premium or interest in respect of Senior Indebtedness is not paid within any applicable grace period (including at maturity) or (b) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash; provided, however, that the Partnership may pay the Securities without regard to the foregoing if the Partnership and the Trustee receive written notice approving such payment from the Representative of each issue of Designated Senior Indebtedness. During the continuance of any default (other than a default described in clause (a) or (b) of the preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Partnership may not pay the Securities for a period (a “Payment Blockage Period”) commencing upon the receipt by the Partnership and the Trustee of written notice of such default from the Representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period (a “Blockage Notice”) and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated by written notice to the Trustee and the Partnership from the Person or Persons who gave such Blockage Notice, by repayment in full in cash of such Designated Senior Indebtedness or because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section 14.03), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Partnership may resume payments on the Securities after such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to any number of issues of Designated Senior Indebtedness during such period, unless otherwise specified pursuant to Section 3.01 for the Securities of a series; provided, however, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this Section 14.03, no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

Section 14.04 Acceleration of Payment of Securities.

If payment of the Securities is accelerated because of an Event of Default, the Partnership shall promptly notify the holders of the Designated Senior Indebtedness (or their Representatives) of the acceleration.

Section 14.05 When Distribution Must Be Paid Over.

If a distribution is made to Holders of Securities that because of this Article XIV should not have been made to them, the Holders who receive such distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

Section 14.06 Subrogation.

After all Senior Indebtedness is paid in full and until the Securities are paid in full, Holders thereof shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Article XIV to holders of Senior Indebtedness which otherwise would have been made to Holders of Securities is not, as between the Partnership and such Holders, a payment by the Partnership on Senior Indebtedness.

Section 14.07 Relative Rights.

This Article XIV defines the relative rights of Holders of Securities and holders of Senior Indebtedness. Nothing in this Indenture shall:

(1) impair, as between the Partnership and Holders of the Securities, the obligation of the Partnership which is absolute and unconditional, to pay principal of, and premium, if any, and interest on, the Securities in accordance with their terms; or

(2) prevent the Trustee or any Holder of the Securities from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Holders of Securities.

Section 14.08 Subordination May Not Be Impaired by Partnership.

No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Partnership or by its failure to comply with this Indenture.

Section 14.09 Rights of Trustee and Paying Agent.

Notwithstanding Section 14.03, the Trustee or any paying agent may continue to make payments on Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, the Trustee receives notice satisfactory to the Trustee that payments may not be made under this Aricle XIV. The Partnership, the Security Registrar, any paying agent, a Representative or a holder of Senior Indebtedness may give the notice; provided, however, that, if an issue of Senior Indebtedness has a Representative, only the Representative may give the notice on behalf of the Holders of the Senior Indebtedness of that issue.

The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Security Registrar and any paying agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Aricle XIV with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article VI shall deprive the Trustee of any of its rights as such holder. Nothing in this Aricle XIV shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.07.

Section 14.10 Distribution or Notice to Representative.

Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

Section 14.11 Aricle XIV Not to Prevent Defaults or Limit Right to Accelerate.

The failure to make a payment pursuant to the Securities by reason of any provision in this Article XIV shall not be construed as preventing the occurrence of an Event of Default. Nothing in this Article XIV shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Securities.

Section 14.12 Trust Moneys Not Subordinated.

Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article IV by the Trustee for the payment of principal of, and premium, if any, and interest on, the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Aricle XIV, and none of the Holders thereof shall be obligated to pay over any such amount to the Partnership or any holder of Senior Indebtedness of the Partnership or any other creditor of the Partnership.

Section 14.13 Trustee Entitled to Rely.

Upon any payment or distribution pursuant to this Aricle XIV, the Trustee and the Holders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 14.02 are pending, upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to such Holders or upon the Representatives for the holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Partnership, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Aricle XIV. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Aricle XIV, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Aricle XIV, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 6.01 and 6.03 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Aricle XIV.

Section 14.14 Trustee to Effectuate Subordination.

Each Holder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders of Securities and the holders of Senior Indebtedness as provided in this Aricle XIV and appoints the Trustee as attorney-in-fact for any and all such purposes.

Section 14.15 Trustee Not Fiduciary for Holders of Senior Indebtedness.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders of Securities or the Partnership or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Aricle XIV or otherwise.

Section 14.16 Reliance by Holders of Senior Indebtedness on Subordination Provisions.

Each Holder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

This instrument may be executed with counterpart signature pages or in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

BUCKEYE PARTNERS, L.P.

By:	Buckeye GP LLC,
its General Partner

By:	/s/ Keith E. St.Clair
	Name:	Keith E. St.Clair
	Title:	Executive Vice President and Chief Financial Officer

BRANCH BANKING AND TRUST COMPANY, as Trustee

By:	/s/ Gregory Yanok
	Name:	Gregory Yanok
	Title:	Authorized Officer

Signature Page to Indenture

EXHIBIT A

TO INDENTURE

Restricted Subsidiaries

1. Buckeye GP LLC

2. MainLine GP LLC

3. MainLine L.P.

4. Laurel Pipe Line Company, L.P.

5. Buckeye Pipe Line Company, L.P.

6. Buckeye Pipe Line Holdings, L.P.

7. Everglades Pipe Line Company, L.P.

8. NORCO Pipe Line Company, LLC

9. Buckeye Terminals, LLC

10. Ferrysburg Terminal, LLC

11. Buckeye Albany Terminal LLC

12. Duck Island Terminal, LLC

13. Buckeye Development & Logistics I LLC

14. Buckeye Development & Logistics II LLC

15. Buckeye Aviation (Memphis) LLC

16. Buckeye Aviation (Reno) LLC

17. Buckeye Aviation (San Diego) LLC

18. Buckeye Caribbean Holdings Limited

19. Buckeye Caribbean Terminals LLC

20. Buckeye South Texas Gateway Holdings LLC

21. South Texas Gateway Pipeline LLC

22. South Texas Gateway Operating LLC

23. Buckeye Texas Market Center LLC

24. Buckeye Pipe Line Transportation LLC

25. Buckeye Tank Terminals LLC

26. Buckeye Energy Holdings LLC

27. Buckeye Energy Services LLC

28. Wood River Pipe Lines LLC

29. Buckeye Atlantic Holdings LLC

30. Buckeye Atlantic Holdings GP LLC

31. FR Borco Topco L.P.

32. FR Borco Coop Holdings, LP

33. FR Borco Coop Holdings GP Limited

34. FR Borco Coop Holdings Limited

35. FR Borco Holdings L.P.

36. Baproven Limited

37. Buckeye Bahamas Hub Limited

38. Borco Towing Company Limited

39. FR Borco Holdings Limited

40. Buckeye Railroad Holdings LLC

41. Buckeye Hammond Railroad LLC

42. Buckeye JV Holdings LLC

43. Buckeye Bayonne Terminal LLC

44. Buckeye East Chicago Railroad LLC

45. Buckeye North Sea Holdings LLC

46. Buckeye North Sea Coöperatief U.A.

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47. Buckeye Fuel Services and Logistics LLC

48. Buckeye Linden Pipe Line Company LLC

49. Buckeye Pennsauken Terminal LLC

50. Buckeye Perth Amboy Terminal LLC

51. Buckeye Port Reading Terminal LLC

52. Buckeye Raritan Bay Terminal LLC

53. Buckeye Rochester Terminal LLC

54. Buckeye Syracuse Terminal LLC

55. Buckeye West Indies Holdings GP LLC

56. Buckeye West Indies Holdings LP

57. Cul de Sac Agencies, Limited

58. Buckeye Pitons Limited

59. Buckeye St. Lucia Terminal Limited

60. St. Lucia International Petrol Company Limited

61. Cul de Sac Harbour Pilotage Ltd.

62. Buckeye Texas Partners Holdings LLC

63. Buckeye Texas Partners LLC

64. Buckeye Texas Logistics LLC

65. Buckeye Texas Hub LLC

66. Buckeye Texas Processing LLC

67. Buckeye Field Services LLC

68. Corpus Fuels LLC

69. TTL Services LLC

70. Buckeye Texas Transportation LLC

Unrestricted Subsidiaries

1. Gulf Coast/Products GP Holding LLC

2. Gulf Coast/Products Holding L.P.

3. Gulf Coast Pipe Line, L.P.

4. Buckeye Products Pipe Line, L.P.

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